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                                                                    EXHIBIT 99.8



                      CONSENT OF SALOMON SMITH BARNEY INC.


The Board of Directors
MeriStar Hospitality Corporation
1010 Wisconsin Avenue, N.W.
Washington, D.C.  20007

Members of the Board:

We hereby consent to the inclusion of our opinion letter relating to the proposed merger involving FelCor Lodging Trust Incorporated and MeriStar Hospitality Corporation ("MeriStar") as Appendix D to, and to the reference thereto under the caption "SUMMARY -- Opinions of Financial Advisors -- MeriStar" and "THE MERGER -- Opinion of MeriStar's Financial Advisor" in, the Prospectus of FelCor Lodging Limited Partnership. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Prospectus within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                  /s/ SALOMON SMITH BARNEY
                                                  ------------------------------
                                                  SALOMON SMITH BARNEY INC.


New York, New York
August 17, 2001